Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

Kaixin Auto Holdings (“KAH”) (formerly CM Seven Star Acquisition Corporation) is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the merger, share exchange or other similar business combination (“Business Combination” or “Merger”).

The following unaudited pro forma condensed combined balance sheet as of December 31, 2018 combines the audited historical consolidated balance sheet of Kaixin Auto Group (“Kaixin”) as of December 31, 2018, which is included as Exhibit 99.2 on this Form 8-K, with the audited historical balance sheet of KAH as of December 31, 2018, giving effect to the Business Combination and the issuance and conversion of the convertible loan transactions and the issuance of shares and rights arising from the subscription agreement as if it had been consummated as of that date.

The following unaudited pro forma condensed combined income statement for the year ended December 31, 2018, combines the audited historical consolidated statement of income of Kaixin for the year ended December 31, 2018, which is included as Exhibit 99.2 on this Form 8-K, with the audited historical statement of operations of KAH for the year ended December 31, 2018, giving effect to the Business Combination and the issuance and conversion of the convertible loan transactions and the issuance of shares and rights arising from the subscription agreement as if it had occurred as of January 1, 2018.

The historical financial information of Kaixin was derived from the audited consolidated financial statements of Kaixin for the year ended December 31, 2018, which is included as Exhibit 99.2 on this Form 8-K. The historical financial information of KAH was derived from the audited financial statements of KAH for the year ended December 31, 2018, which is included on Form 10-K for the year ended December 31, 2018, filed with the SEC, as amended, on April 15, 2019. This information should be read together with Kaixin’s and KAH’s audited financial statements and related notes, the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information included on this Form 8-K.

Description of the Merger

Pursuant to the Share Exchange Agreement, on April 30, 2019, KAH acquired 100% of the issued and outstanding securities of Kaixin, in exchange for approximately 28.3 million ordinary shares of KAH, or one KAH share for approximately 4.85 outstanding shares of Kaixin. An additional 4.7 million shares of KAH is reserved for issuance under the new equity incentive plan. Additionally, 19.5 million earnout shares are to be issued and held in escrow. The Seller may be entitled to receive earnout shares as follows: (1) if the Company’s gross revenue for the year ended December 31, 2019 is greater than or equal to RMB 5,000,000,000, the Seller is entitled to receive 1,950,000 ordinary shares of KAH; (2) if the Company’s adjusted EBITDA for the year ended December 31, 2019 is greater than or equal to RMB 150,000,000, the Seller is entitled to receive 3,900,000 ordinary shares of KAH, increasing proportionally to 7,800,000 ordinary shares if Company’s adjusted EBITDA is greater than or equal to RMB 200,000,000; and (3) if the Company’s adjusted EBITDA for the year ended December 31, 2020 is greater than or equal to RMB 340,000,000, the Seller is entitled to receive 4,875,000 ordinary shares of KAH, increasing proportionally to 9,750,000 ordinary shares if the Company’s adjusted EBITDA is greater than or equal to RMB 480,000,000.

On May 23, 2018, Shareholder Value Fund (“SVF”) loaned to CM Seven Star Acquisition Corporation (“CM Seven Star”), the predecessor to Kaixin Auto Holdings (“KAH”), $500,000 pursuant to a non-interest bearing promissory note, with the principal to be repaid promptly after a business combination. In the event that CM Seven Star is unable to consummate a business combination, the balance of such note will be forgiven and SVF will not be entitled to any payment thereunder. On January 24, 2019, CM Seven Star issued an unsecured non-interest bearing promissory note in the aggregate principal amount of up to $1,100,000 to SVF to pay for professional services fees related to a business combination. The principal amount of the promissory note has been fully drawn down on January 24, 2019 and matured upon the closing of the Business Combination. KAH is in the process of renegotiating the payment terms of the notes.

On January 24, 2019, SVF and Renren Inc. (“Renren”) extended the time available to complete a business combination to April 30, 2019 by depositing $1,013,629.30 and $1,050,000 respectively, into the CM Seven Star’s trust account. CM Seven Star issued unsecured promissory notes in the aggregate principal amount of $2,063,629.30 to SVF and Kaixin in exchange for those entities depositing such amount into CM Seven Star’s trust account. The notes do not bear interest and mature upon closing of a business combination by CM Seven Star. In addition, the notes may be converted by the holder into units of CM Seven Star (identical to the units issued in CM Seven Star’s initial public offering) at a price of $10.00 per unit. KAH is in the process of renegotiating the payment terms of the notes.

On April 30, 2019, KAH executed an agreement (the “Waiver Agreement”) with SVF pursuant to which Kaixin and Renren waived certain rights under the Share Exchange Agreement in exchange for SVF’s commitment (i) to contribute $1.6 million to KAH within two weeks after the closing of the Merger, (ii) to set a limit on the liabilities to be paid by cash (up to US$4.0 million) and noncash (up to US$2.6 million) consideration by KAH and (iii) to within one month use its best efforts to restructure the loans it has extended to KAH.

Accounting for the Merger

The Business Combination is accounted for as a “reverse merger” in accordance with U.S. GAAP. Under this method of accounting, KAH is treated as the “acquired” company for financial reporting purposes. This determination is primarily based on the fact that subsequent to the Business Combination, Kaixin Securityholders have a majority of the voting power of the combined company, Kaixin comprising all of the ongoing operations of the combined entity, Kaixin comprising a majority of the governing body of the combined company, and Kaixin’s senior management comprising all of the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination is treated as the equivalent of Kaixin issuing stock for the net assets of KAH, accompanied by a recapitalization. The net assets of KAH are stated at fair value, which approximates historical costs as KAH has only cash and short-term liabilities. No goodwill or other intangible assets is recorded. Operations prior to the business combination are those of Kaixin.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Business Combination and the issuance and conversion of the convertible loan transactions and the issuance of shares and rights arising from the subscription agreement, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma condensed combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Business Combination.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Kaixin and KAH have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared reflecting (i) the actual redemption of 20,403,667 shares of KAH Common Stock upon consummation of the Business Combination at a redemption price of approximately $10.37 per share into cash of KAH’s Common Stock and (ii) the agreement signed with the Sponsor on April 30, 2019 (the “Waiver Agreement”), pursuant to which Kaixin waived certain rights in exchange for the Sponsor’s commitment to additional capital injection and to set a limit on the liabilities to be paid in cash and noncash consideration.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma condensed combined financial statements are 28,284,300 ordinary shares to issued to Kaixin security holders.

As a result of the Business Combination and the issuance and conversion of the convertible loan transactions and the issuance of shares and rights arising from the subscription agreement, and 20,403,667 shares of Common Stock redeemed for cash, which reflects the actual redemption of KAH’s shares after giving effect to payments to redeeming stockholders, Renren owned 71.71%, KAH owned approximately 20.37% of KAH Common Stock and investors of the convertible loan transactions and subscription agreement in January 2019 and April 2019 owned approximately 7.92% of KAH Common Stock to be outstanding immediately after the Business Combination (not giving effect to any shares issuable to them upon exercise of warrants and unit purchase option).

PRO FORMA CONDENSED COMBINED BALANCE SHEET AS OF DECEMBER 31, 2018

(Unaudited)

(in thousands, except share amounts)

ASSETS	A				B	C
Current assets:	Historical			Pro Forma	Historical			With Actual Redemptions
	Kaixin	Pro Forma Adjustments		Kaixin	KAH	Waiver Pro Forma adjustment		Merger Pro Forma Adjustments		Pro Forma Combined Balance Sheet

Cash and cash equivalents	$7,950	$—		7,950	$40	$1,100	(1)	123	(2)	$37,713
								20,000	(7)
								7,500	(8)
								1,000	(9)

Restricted Cash	5,818	—		5,818						5,818
Note Receivable - Sponsor						1,600	(13)	—		1,600
Accounts and notes receivable, net	1,480	—		1,480						1,480
Financing receivable, net	3,486	—		3,486						3,486
Prepaid expenses and other current assets	38,714	—		38,714	59			(59	)(3)	38,714
Amounts due from related parties	—	—		—						—
Inventory	57,950	—		57,950						57,950
Total current assets	115,398	—		115,398	99	2,700		28,564		146,761

Non-current assets:
Property and equipment, net	813	—		813	—			—		813
Goodwill	75,021	—		75,021						75,021
Cash held in Trust Account	—				210,455	2,064	(1)	(123	)(2)	—
						1,536	(2)
						(211,642	)(4)
						(2,290	)(3)
								—
Total non-current assets	75,834	—		75,834	210,455	(210,332)		(123)		75,834

TOTAL ASSETS	$191,232	$—		191,232	$210,554	$(207,632)		28,441		$222,595

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$4,975	$—		4,975	$787	$				$5,762
Short-term debt	49,887	—		49,887		1,050	(1)			50,937
Note Payable to EBC						1,500	(12)			1,500
Accrued expenses and other current liabilities	10,644	—		10,644						10,644
Payable to investors	—	—		—						—
Amounts due to related parties	78,108	—		—	19			—		19
		(78,108	)(11)							—
Due to Sponsor	—			—	500	2,114	(1)	—		2,614
Advance from customer	4,078			4,078						4,078
Contingent Consideration Liability-current	11,929	—		—						—
		(11,929	)(10)							—
Income tax payable	7,590	—		7,590						7,590
Total current liabilities	167,211	(90,037)		77,174	1,306	4,664		—		83,144

Non-current liabilities:
Contingent Consideration Liability	93,741	(93,741	)(10)	—						—

Total non-current liabilities	93,741	(93,741)		—	—	—		—		—

TOTAL LIABILITES	260,952	(183,778)		77,174	1,306	4,664		—		83,144

Commitments
Ordinary shares subject to possible redemption, 20,424,778 shares at redemption value at December 31, 2018	—			—	204,248	(204,248	)(4)			—

Shareholders’ Equity:
Preferred shares, $0.0001 par value; 2,000,000 shares authorized; no shares issued and outstanding at December 31, 2018	—			—	—			—		—
Ordinary shares, $0.0001 par value; 200,000,000 shares authorized; 5,898,314 shares (excluding 20,424,778 shares subject to possible redemption)					1			3	(5)	4
								0	(6)
								(0	)(4)
								0	(7)
								0	(8)
								0	(9)
Ordinary shares	16	—		16				(16	)(5)	—
Additional paid-in capital	38,561	—		222,339	2,414	1,536	(2)	—		247,728
		105,670	(10)			(7,394	)(4)	—
		78,108	(11)			(2,290	)(3)	(59	)(3)
						(1,500	)(12)	—
						1,600	(13)	2,585	(5)
								16	(5)
								(3	)(5)
								(0	)(6)
								(16	)(5)
								20,000	(7)
								7,500	(8)
								1,000	(9)
Subscription receivable	(16)	—		(16)				16	(5)	—
Statutory reserves	4,004	—		4,004				—		4,004
Accumulated deficit	(146,073)	—		(146,073)	2,585			(2,585	)(5)	(146,073)
Accumulated other comprehensive (loss) income	1,382	—		1,382	—					1,382
Total Combined Company shareholders’ equity	(102,126)	183,778		81,652	5,000	(8,048)		28,441		107,045

Noncontrolling Interests	32,406	—		32,406						32,406

TOTAL EQUITY	(69,720)	183,778		114,058	5,000	(8,048)		28,441		139,451

TOAL LIABILITIES AND EQUITY	$191,232	$—		191,232	$210,554	$(207,632)		28,441		$222,595

See notes to unaudited pro forma condensed combined financial statements

Pro Forma Adjustments to the Unaudited Condensed Combined Balance Sheet

A.	Derived from the audited consolidated balance sheet of Kaixin as of December 31, 2018.
B.	Derived from the audited balance sheet of KAH as of December 31, 2018.
C	Reflect the impact of the Waiver agreement signed on April 30, 2019.

1.	To record loans from Sponsor and Renren in January 2019
2.	To reflect income earned from the trust account and the release of cash from investments held in the trust account.
3.	To reflect the payment of actual legal, financial advisory and other professional fees related to the Merger.
4.	To reflect actual redemption of 20,403,667 shares into cash by KAH stockholders on consummation of the Merger.
5.	To reflect recapitalization of Kaixin through the contribution of the share capital in Kaixin to KAH, and the issuance of 28,284,300 shares of Common Stock and the elimination of the historical accumulated deficit of KAH, the accounting acquiree.
6.	To reflect the issuance of the public rights and the private placement rights.
7.	To reflect the issuance of shares and rights arising from the convertible loan agreement on January 28, 2019.
8 9.

To reflect the issuance of shares and rights arising from the subscription agreement on January 29, 2019.

To reflect the issuance of shares and rights arising from the convertible loan agreement on April 25, 2019.

10.	To reflect the contingent consideration to be assumed by Renren – Kaixin entered into amendment agreements with its dealership and after-sales service center operators in January 2019 that Renren will be responsible for settling contingent obligations to dealership and after-sale service center operators.
11.	To reflect the loans waived by Renren in April 2019 – Renren waived all the outstanding loans made to Kaixin and/or Kaixin’s subsidiaries without recourse by Renren or any of Renren’s subsidiaries upon consummation of Business Combination.
12	To record $1.5 million note payable to Early Bird Capital as part of the $3.5 million fee pursuant to the business combination marketing agreement.
13	To record Receivable from Sponsor according to the Waiver agreement signed on April 30, 2019.

F-4

PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2018

(Unaudited)

(in thousands, except share amounts)

	B			A
	Historical Year Ended December 31, 2018		Pro Forma	Historical Year Ended December 31, 2018	With Actual Redemptions
	Kaixin	Pro Forma Adjustments	Kaixin	KAH	Pro Forma Adjustments			Pro Forma Combined

Net revenues
Financing income	$2,317	$—	$2,317	$	$			$2,317
Automobile income	420,005	—	420,005					420,005
Others income	9,082	—	9,082					9,082
Total net revenues	431,404	—	431,404	—		—		431,404

Cost of revenues
Cost of financing income	3,327	—	3,327					3,327
Provision for financing receivable	10,941	—	10,941					10,941
Automobile sales	399,274	—	399,274					399,274
Others	429	—	429					429
Total cost of revenues	413,971	—	413,971	—		—		413,971
Gross profit	17,433	—	17,433	—		—		17,433

Operating expenses:
Selling and marketing	24,077	—	24,077					24,077
Research and development	4,419	—	4,419					4,419
General and administrative	23,012	—	23,012	1,414		(836	)(2)	23,590
Total operating expenses	51,508	—	51,508	1,414		(836)		52,086
				—
Loss from operations	(34,075)	—	(34,075)	(1,414)		836		(34,653)

Other (expenses) income	(812)	—	(812)					(812)
Fair value change of contingent consideration	(49,503)		(49,503)					(49,503)
Interest income	575		575	3,769		(3,769)	(1)	575
Interest expense	(4,261)	—	(4,261)					(4,261)
Realized loss from the sale of investment				(98)		—		(98)

Total non-operating (expenses) income	(54,001)	—	(54,001)	3,671		(3,769)		(54,099)

(Loss) income before provision of income tax and noncontrolling interest, net of income tax	(88,076)	—	(88,076)	2,257		(2,933)		(88,752)

Income tax expense	(862)	—	(862)					(862)

(Loss) income (loss) from continuing operations	(88,938)	—	(88,938)	2,257		(2,933)		(89,614)

Net (loss) income attributable to noncontrolling interests	(317)	—	(317)					(317)

Net (loss) income attributable to Combined Company	$(88,621)	$—	$(88,621)	$2,257		$(2,933)		$(89,297)

Net (loss) income per share from continuing operations
Basic	$(0.56)		(0.56)	$0.09				$(2.27)
Diluted	$(0.56)		(0.56)	$0.09				$(2.27)
Net (loss) income per share from continuing operations attributable to the combined company
Basic	$(0.55)		(0.55)	$0.09				$(2.26)
Diluted	$(0.55)		(0.55)	$0.09				$(2.26)
Weighted average number of shares
Basic	160,000,000		160,000,000	26,323,092				39,445,127	(4) (5)
Diluted	160,000,000		160,000,000	26,323,092				39,445,127	(4) (5)

See notes to unaudited pro forma condensed combined financial statements.

F-5

Pro Forma Adjustments to the Unaudited Condensed Combined Income Statements

A.	Derived from the audited consolidated income statement of Kaixin for the year ended December 31, 2018.
B.	Derived from the audited statement of operations of KAH for the year ended December 31, 2018.

1.	Represents an adjustment to eliminate interest income held in the trust account as of the beginning of the period.

2.	Represents an adjustment to eliminate direct costs related to the Merger.

3	As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Business Combination has been outstanding for the entire period presented.

4.	The weighted average shares outstanding calculation excludes 4,715,700 restricted shares of KAH reserved for issuance under the new equity incentive plan.

Weighted average common shares outstanding — basic and diluted are calculated as follows:

		Immediately After Closing
Weighted average shares calculation, basic and diluted
KAH Sponsor shares		5,159,073
KAH public shares		232,626
KAH private placement shares		527,726
KAH rights converted to shares		2,116,402
KAH shares and rights issued arising from January 2019 convertible note		2,200,000
KAH shares and rights issued arising from January 2019 subscription agreement		825,000
KAH shares issued arising from January 2019 convertible note		100,000
KAH shares issued in Business Combination		28,284,300

Weighted average shares outstanding		39,445,127

Percent of shares owned by Kaixin holders	%	71.71%
Percent of shares owned by KAH	%	20.37%
Percent of shares owned by investors of the convertible loan transactions and subscription agreement in January 2019 and April 2019%		7.92%

F-6

The computation of diluted income (loss) per share for the year ended December 31, 2018 excludes the effect (1) 900,000 shares of Common Stock, warrants to purchase 450,000 shares of Common Stock and rights that convert into 90,000 shares of Common Stock in the Unit Purchase Option and (2) warrants to purchase 11,957,010 shares of common stock because the inclusion of any of these securities would be anti-dilutive.

F-7